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                EXHIBIT 21 TO SYMIX SYSTEMS, INC. 1999 FORM 10-K
                ------------------------------------------------

                           SUBSIDIARIES OF REGISTRANT

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


             NAME                               JURISDICTION                               % OWNERSHIP
Symix Computer Systems, Inc.                        Ohio                                        100
Symix Systems, B.V.                                 The Netherlands                             100
Symix France, SA                                    France                                      100
Pritsker Corporation                                Ohio                                        100
Symix distribution.com, Inc.                        Ohio                                        100
e-Mongoose, Inc.                                    Ohio                                        100

                  SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS, INC.
                  --------------------------------------------


Symix Computer Systems Delaware, Inc.                 Delaware                                  100
Symix Systems (Ontario) Inc.                          Canada                                    100
Symix Computer Systems (Canada) Inc.                  Canada                                    100
Symix Computer Systems (UK) Ltd.                      The United Kingdom                        100
Symix Computer Systems (Singapore) Pte. Ltd.          Singapore                                86.7
Symix Computer Systems (Mexico) S. De R.L. De C.V.    Mexico                                    100

                       SUBSIDIARIES OF SYMIX SYSTEMS, B.V.
                       -----------------------------------

Symix (U.K.) Ltd.                       The United Kingdom                                      100
Symix Systems GmbH                      Germany                                                 100
Symix Italia S.r.l.                     Italy                                                   95*
--------

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*Remaining 5% owned by Symix  Systems,
Inc.


                  SUBSIDIARIES OF SYMIX SYSTEMS (ONTARIO) INC.
                  --------------------------------------------

Visual Applications Software, Inc.                     Canada                                   100




               SUBSIDIARIES OF SYMIX SYSTEMS (SINGAPORE) PTE. LTD.
               ---------------------------------------------------



Symix Asia Company Ltd.                                Thailand                                 100
Symix Computer Systems (Hong Kong) Ltd.                Hong Kong                                100
Symix Computer Systems (Australia) Pty. Ltd.           Australia                                100
Symix New Zealand Ltd.                                 New Zealand                              100
Symix Computer Systems                                 Malaysia                                 100
(Malaysia) Sdn Bhd.

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